Exhibit 10.4

FIRST AMENDMENT

TO

CONSULTING AGREEMENT

BETWEEN

KARYOPHARM THERAPEUTICS

AND

MIRZA CONSULTING

WHEREAS, Karyopharm Therapeutics Inc. (“Karyopharm”) and Mirza Consulting (“Consultant”) previously entered into a Consulting Agreement effective as of September 1, 2012 (the “Agreement”);

WHEREAS, the Term of the Agreement was set to commence on the Effective Date and scheduled to terminate on August 31, 2015;

WHEREAS, the Compensation to Consultant was set such that the initial fee of $10,000 per month was to increase effective January 1, 2013 to $16,000 per month;

WHEREAS, the Parties now agree to extend the Agreement for an additional one year; and

WHEREAS, the Parties now agree to amend the Consulting Fees payable to Consultant.

NOW, THEREFORE, the Agreement is modified as follows:

1.	Section 2 is hereby revised to read: “Term. This Agreement shall commence on the date hereof and shall continue until August 31, 2016 (such period, as it may be extended or sooner terminated in accordance with the provisions of Section 4, being referred to as the “Consultation Period”).

2.	Section 3.1 is hereby revised to read: “Consulting Fees. The Company shall pay to the Consultant a consulting fee of $10,000 per month to be increased to $16,000 per month effective January 1, 2013 and to be increased to $22,500 per month effective January 1, 2015. Payment for any partial month shall be prorated.”

Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this First Amendment is effective as of September 1, 2015.

KARYOPHARM THERAPEUTICS INC.		MIRZA CONSULTING

Signature	/s/ Christopher B. Primiano	Signature	/s/ Mansoor Raza Mirza, MD
Name:	Christopher B. Primiano	Name:	Mansoor Raza Mirza, MD
Title:	SVP, Corporate Development & General Counsel